                                                                      Exhibit 12

                         MARRIOTT INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ($ in millions, except ratio)



                                                                            Twelve
                                                                         weeks ended
                                                                        March 24, 2000
                                                                        --------------
Income before income taxes                                                  $ 149
Loss/(income) related to equity method investees                                1
                                                                            -----
                                                                              150

Add/(deduct):
       Fixed charges                                                           45
       Interest capitalized                                                    (8)
       Distributed income of equity method investees                            1
                                                                            -----
Earnings available for fixed charges                                        $ 188
                                                                            =====
Fixed charges:
       Interest expensed and capitalized (1)                                $  31
       Estimate of the interest within rent expense                            14
                                                                            -----

Total fixed charges                                                         $  45
                                                                            =====


                                                                            -----
Ratio of earnings to fixed charges                                            4.2
                                                                            =====


(1) "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.